EXHIBIT 99.1

For Immediate Release: Thursday, January 25, 2007

Occidental Petroleum Announces Fourth Quarter Earnings

LOS ANGELES -- Occidental Petroleum Corporation (NYSE: OXY) announced core earnings were a record $4.349 billion ($5.05 per diluted share) for the twelve months of 2006, compared with $3.732 billion ($4.56 per diluted share) for the same period in 2005. See the attached schedule for a reconciliation of net income to core earnings. For the twelve months of 2006, net income was $4.182 billion ($4.86 per diluted share), compared with $5.281 billion ($6.45 per diluted share) for the twelve months of 2005.

Net income for the fourth quarter 2006 was $928 million ($1.09 per diluted share), compared with $1.152 billion ($1.40 per diluted share) for the fourth quarter 2005. Core earnings for the fourth quarter 2006 were $835 million ($0.98 per diluted share), compared with $1.116 billion ($1.36 per diluted share) for the same period in 2005. See the attached schedule for a reconciliation of net income to core earnings.

In announcing the results, Dr. Ray R. Irani, chairman, president and chief executive officer, said, "Oil and gas production averaged 616,000 barrels of oil equivalent per day for the quarter and a record high for the year of 601,000 equivalent barrels per day. Strong production growth and higher energy prices helped propel Oil and Gas 2006 segment earnings for the year to a historic annual record high. In addition, our Chemical segment's annual earnings were the highest in more than a decade."

The fourth quarter 2006 core income of $835 million excludes an $89 million after-tax gain for litigation settlements, a $57 million after-tax gain resulting from the sale of 10 million shares of our investment in Lyondell Chemical

Company, a $20 million after-tax charge for the purchase of debt on the open market, and a $40 million non-cash tax charge resulting from changes in compensation programs.

QUARTERLY RESULTS

Oil and Gas

Oil and gas segment earnings were $1.499 billion for the fourth quarter 2006, a 17-percent decrease from the $1.796 billion segment earnings for the fourth quarter 2005. The decline in the fourth quarter 2006 earnings reflected a $276 million decrease from lower natural gas prices, higher operating expenses and increased DD&A rates, partially offset by higher production.

The average price for West Texas Intermediate crude oil in the fourth quarter 2006 was $60.20 per barrel compared to $60.02 per barrel in the fourth quarter 2005. Occidental's realized price for worldwide crude oil was $51.18 per barrel for the fourth quarter 2006, compared with $51.87 per barrel for the fourth quarter 2005. The average price for NYMEX gas in the fourth quarter 2006 was $6.27 per MCF, compared with $11.66 per MCF in the fourth quarter 2005. Domestic realized gas prices decreased from $9.81 per MCF in the fourth quarter 2005 to $5.64 per MCF for the fourth quarter 2006.

Production

For the fourth quarter, daily oil and gas production from continuing operations averaged 616,000 barrels of oil equivalent (BOE), a 70,000 BOE increase over the 546,000 equivalent barrels per day produced in the fourth quarter 2005. The acquisitions of Vintage and certain properties from Plains accounted for 56,000 and 6,000 BOE, respectively, of this fourth quarter increase with Oman and Colombia providing the balance.

Chemicals

Chemical fourth quarter 2006 segment earnings were $156 million, compared with fourth quarter 2005 segment earnings of $165 million. The fourth quarter 2006 decline resulted from lower volumes.

TWELVE-MONTH RESULTS

Oil and Gas

Oil and gas segment earnings were $7.239 billion for the twelve months of 2006, a 21-percent increase over the $5.968 billion segment earnings for the twelve months of 2005. The improvement in the twelve month 2006 earnings was due to record crude oil prices and higher production, partially offset by higher operating expenses, increased DD&A rates, and lower natural gas prices.

The average price for West Texas Intermediate crude oil in the twelve months of 2006 was $66.23 per barrel compared to $56.56 per barrel in the twelve months of 2005. Occidental's realized price for worldwide crude oil was $56.57 per barrel for the twelve months of 2006, compared with $49.18 per barrel for the same period in 2005. The average price for NYMEX gas in the twelve months of 2006 was $7.82 per MCF, compared with $8.11 per MCF in the twelve months of 2005. Domestic realized gas prices decreased from $7.11 per MCF in the twelve months of 2005 to $6.51 per MCF for the twelve months of 2006.

Production

Worldwide daily production from continuing operations for the twelve months of 2006 averaged 601,000 BOE, compared with 526,000 BOE for the twelve months of 2005. The increase included eleven months of Vintage production at 58,000 BOE per day, which added 53,000 BOE per day to Occidental's total year production and a Libyan increase of 15,000 BOE per day, which reflects twelve months of production in 2006, compared with four months in 2005.

Chemicals

Chemical core earnings for the twelve months of 2006 were $901 million, compared with $777 million for the same period of 2005, after excluding charges for the write-off of plants and hurricane related insurance charges. See the attached schedule for a reconciliation of segment earnings to core earnings. The improvement in the twelve month 2006 results was due to higher margins in chlorine, caustic soda and polyvinyl chloride. Chemical segment earnings were $901 million for the twelve months of 2006, compared with $607 million for the same 2005 period.

Statements in this release that contain words such as "will," "expect" or "estimate," or otherwise relate to the future, are forward-looking and involve risks and uncertainties that could significantly affect expected results. Factors that could cause results to differ materially include, but are not limited to: exploration risks, such as drilling of unsuccessful wells; global commodity pricing fluctuations and supply/demand considerations for oil, gas and chemicals; higher-than-expected costs; political risk; and not successfully completing (or any material delay in) any expansion, capital expenditure, acquisition, or disposition. You should not place undue reliance on these forward-looking statements which speak only as of the date of this release. Unless legally required, Occidental does not undertake any obligation to update any forward-looking statements as a result of new information, future events or otherwise. U.S. investors are urged to consider carefully the disclosure in our Form 10-K, available through the following toll-free telephone number, 1-888-OXYPETE (1-888-699-7383) or on the Internet at http://www.oxy.com. You also can obtain a copy from the SEC by calling 1-800-SEC-0330.

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Contacts:	Lawrence P. Meriage (media)
310-443-6562
Christopher G. Stavros (investors)
212-603-8184
For further analysis of Occidental's quarterly performance, please visit the web site: www.oxy.com

SUMMARY OF SEGMENT NET SALES AND EARNINGS

	Fourth Quarter		Twelve Months
($ millions, except	-----------------		-----------------
per-share amounts)	2006	2005	2006	2005
=================================	=======	=======	=======	=======
SEGMENT NET SALES
Oil and Gas	$ 3,052	$ 2,879	$12,676	$ 9,805
Chemical	1,036	1,262	4,815	4,641
Other	56	41	170	151
	-------	-------	-------	-------
Net sales	$ 4,144	$ 4,182	$17,661	$14,597
=================================	=======	=======	=======	=======
SEGMENT EARNINGS
Oil and Gas	$ 1,499	$ 1,796	$ 7,239	$ 5,968
Chemical	156	165	901	607
	-------	-------	-------	-------
	1,655	1,961	8,140	6,575
Unallocated Corporate Items
Interest expense, net (a)	(51)	(23)	(131)	(201)
Income taxes (b)	(794)	(743)	(3,466)	(1,927)
Other (c)	111	(89)	(108)	593
	-------	-------	-------	-------
Income from Continuing Operations	921	1,106	4,435	5,040
Discontinued operations, net (d)	7	46	(253)	238
Cumulative effect of accounting changes, net	--	--	--	3
	-------	-------	-------	-------
NET INCOME	$ 928	$ 1,152	$ 4,182	$ 5,281
	=======	=======	=======	=======
BASIC EARNINGS PER COMMON SHARE
Income from continuing operations	$ 1.09	$ 1.36	$ 5.20	$ 6.25
Discontinued operations, net (d)	0.01	0.06	(0.30)	0.30
	-------	-------	-------	-------
	$ 1.10	$ 1.42	$ 4.90	$ 6.55
	=======	=======	=======	=======
DILUTED EARNINGS PER COMMON SHARE
Income from continuing operations	$ 1.08	$ 1.34	$ 5.15	$ 6.16
Discontinued operations, net (d)	0.01	0.06	(0.29)	0.29
	-------	-------	-------	-------
	$ 1.09	$ 1.40	$ 4.86	$ 6.45
	=======	=======	=======	=======
AVERAGE COMMON SHARES OUTSTANDING
BASIC	846.4	810.9	852.6	806.6
DILUTED	852.6	823.3	860.4	818.2
=================================	=======	=======	=======	=======

See footnotes on following page.

(a)

Interest charges to purchase various debt issues were $31 million in the fourth quarter and the full year of 2006 and $1 million in the fourth quarter of 2005. The twelve months of 2005 included $42 million for debt purchases.

(b)

As a result of changes in compensation programs in the fourth quarter of 2006, Occidental wrote off approximately $40 million of the deferred tax asset that had been recognized in the financial statements prior to the changes. The twelve months of 2005 included a $335 million tax benefit due to reversal of tax reserves no longer required, a $619 million tax benefit resulting from a closing agreement with the U.S. Internal Revenue Service resolving certain tax issues, and a $10 million tax charge related to a state income tax issue.

(c)

The fourth quarter of 2006 includes a $90 million pre-tax gain from the sale of 10 million shares of Lyondell Chemical Company (Lyondell) and a $108 million pre-tax gain related to litigation settlements. The twelve months of 2005 included a $726 million pre-tax gain from Valero’s acquisition of Premcor and the subsequent sale of Valero shares received and a $140 million pre-tax gain from the sale of 11 million shares of Lyondell.

(d)

In the second quarter 2006, Ecuador's Minister of Energy terminated Occidental's contract for the operation of Block 15 and the Government of Ecuador seized Occidental's Block 15 assets shortly thereafter. As a result of the seizure, Occidental has classified its Block 15 operations as discontinued operations on a retrospective application basis. The twelve month 2006 discontinued operations also includes income from the Vintage properties that were held for sale.

SUMMARY OF CAPITAL EXPENDITURES AND DD&A EXPENSE

	Fourth Quarter		Twelve Months
	-----------------		-----------------
($ millions)	2006	2005	2006	2005
=================================	=======	=======	=======	=======
CAPITAL EXPENDITURES	$ 1,013	$ 741	$ 3,005	$ 2,324
	=======	=======	=======	=======
DEPRECIATION, DEPLETION AND AMORTIZATION OF ASSETS	$ 565	$ 387	$ 2,042	$ 1,422
=================================	=======	=======	=======	=======

SUMMARY OF OPERATING STATISTICS

	Fourth Quarter		Twelve Months
	-----------------		-----------------
	2006	2005	2006	2005
=================================	=======	=======	=======	=======
NET OIL, GAS AND LIQUIDS PRODUCTION PER DAY
United States
Crude oil and liquids (MBBL)
California	94	78	86	76
Permian	167	170	167	161
Horn Mountain	11	14	12	13
Hugoton and other	3	3	3	3
	-------	-------	-------	-------
Total	275	265	268	253
Natural Gas (MMCF)
California	261	247	256	242
Hugoton and other	142	139	138	133
Permian	190	180	194	170
Horn Mountain	6	6	7	8
	-------	-------	-------	-------
Total	599	572	595	553
Latin American
Crude oil (MBBL)
Argentina	35	--	33	--
Colombia	44	36	38	36
	-------	-------	-------	-------
Total	79	36	71	36
Natural Gas (MMCF)
Argentina	17	--	17	--
Bolivia	18	--	17	--
	-------	-------	-------	-------
Total	35	--	34	--
Middle East/North Africa
Crude oil (MBBL)
Oman	19	13	18	17
Qatar	44	42	43	42
Yemen	26	24	29	28
Libya	24	24	23	8
	-------	-------	-------	-------
Total	113	103	113	95
Natural Gas (MMCF)
Oman	25	25	30	44
Other Eastern Hemisphere
Crude oil (MBBL)
Pakistan	4	5	4	5
Natural Gas (MMCF)
Pakistan	76	77	76	77
Barrels of Oil Equivalent (MBOE)
Subtotal consolidated subsidiaries	594	521	578	501
Other Interests
Colombia-minority interest	(6)	(4)	(5)	(4)
Russia-Occidental net interest	26	28	27	28
Yemen-Occidental net interest	2	1	1	1
	-------	-------	-------	-------
Total Worldwide Production (MBOE)	616	546	601	526
=================================	=======	=======	=======	=======

SIGNIFICANT TRANSACTIONS AND EVENTS AFFECTING EARNINGS

Occidental's results of operations often include the effects of significant transactions and events affecting earnings that vary widely and unpredictably in nature, timing and amount. Therefore, management uses a measure called "core earnings", which excludes those items. This non-GAAP measure is not meant to disassociate those items from management's performance, but rather is meant to provide useful information to investors interested in comparing Occidental's earnings performance between periods. Reported earnings are considered representative of management's performance over the long term. Core earnings is not considered to be an alternative to operating income in accordance with generally accepted accounting principles.

The following tables set forth the core earnings and significant items affecting earnings for each operating segment and corporate:

SIGNIFICANT TRANSACTIONS AND EVENTS AFFECTING EARNINGS (continued)

	Fourth Quarter
	------------------------------------
($ millions, except		Diluted		Diluted
per-share amounts	2006	EPS	2005	EPS
=================================	=======	=======	=======	=======
TOTAL REPORTED EARNINGS	$ 928	$ 1.09	$ 1,152	$ 1.40
	=======	=======	=======	=======
Oil and Gas
Segment Earnings	$ 1,499		$ 1,796
Less:
Hurricane insurance charge	--		(9)
	-------		-------
Segment Core Earnings	1,499		1,805
	-------		-------
Chemicals
Segment Earnings	156		165
Less:
Hurricane insurance charge	--		(6)
	-------		-------
Segment Core Earnings	156		171
	-------		-------
Total Segment Core Earnings	1,655		1,976
	-------		-------
Corporate
Corporate Results -- Non Segment*	(727)		(809)
Less:
Litigation settlements	108		--
Gain on sale of Lyondell shares	90		--
Debt purchase expense	(31)		(1)
Deferred tax reversal - compensation program changes**	(40)		--
Tax effect of pre-tax adjustments	(41)		6
Discontinued operations, net**	7		46
	-------		-------
Corporate Core Results -- Non Segment	(820)		(860)
	-------		-------
TOTAL CORE EARNINGS	$ 835	$ 0.98	$ 1,116	$ 1.36
=================================	=======	=======	=======	=======
*	Interest expense, income taxes, G&A expense and other, and non-core items.
**	Amounts shown after tax.

SIGNIFICANT TRANSACTIONS AND EVENTS AFFECTING EARNINGS (continued)

	Twelve Months
	------------------------------------
($ millions, except		Diluted		Diluted
per-share amounts	2006	EPS	2005	EPS
=================================	=======	=======	=======	=======
TOTAL REPORTED EARNINGS	$ 4,182	$ 4.86	$ 5,281	$ 6.45
	=======	=======	=======	=======
Oil and Gas
Segment Earnings	$ 7,239		$ 5,968
Less:
Contract settlement	--		(26)
Hurricane insurance charge	--		(18)
	-------		-------
Segment Core Earnings	7,239		6,012
	-------		-------
Chemicals
Segment Earnings	901		607
Less:
Write-off of plants	--		(159)
Hurricane insurance charge	--		(11)
	-------		-------
Segment Core Earnings	901		777
	-------		-------
Total Segment Core Earnings	8,140		6,789
	-------		-------
Corporate
Corporate Results -- Non Segment*	(3,958)		(1,294)
Less:
Debt purchase expense	(31)		(42)
Gain on sale of Lyondell shares	90		140
Gain on sale of Premcor- Valero shares	--		726
State tax issue charge**	--		(10)
Settlement of federal tax issues**	--		619
Reversal of tax reserves**	--		335
Deferred tax reversal - compensation program changes**	(40)		--
Equity investment impairment	--		(15)
Equity investment hurricane insurance charge	--		(2)
Hurricane insurance charge	--		(10)
Litigation settlements	108		--
Tax effect of pre-tax adjustments	(41)		(219)
Discontinued operations, net**	(253)		238
Cumulative effect of accounting changes, net**	--		3
	-------		-------
Corporate Core Results -- Non Segment	(3,791)		(3,057)
	-------		-------
TOTAL CORE EARNINGS	$ 4,349	$ 5.05	$ 3,732	$ 4.56
=================================	=======	=======	=======	=======
*	Interest expense, income taxes, G&A expense and other, and non-core items.
**	Amounts shown after tax.